Exhibit 99.1

Chevron Announces Pricing Terms of its Note Tender Offers

San Ramon, Calif. – October 8, 2021 — Chevron Corporation (“Chevron”, NYSE: CVX) today announced the pricing terms of its previously announced 23 separate offers (the “Offers”) to purchase for cash up to $2.0 billion aggregate principal amount of outstanding notes of the series listed in the table below (collectively, the “Notes”). The Offers are made upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 4, 2021 relating to the Notes (the “Offer to Purchase”) and the accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) and, as applicable, the letter of transmittal (together with the Offer to Purchase and Notice of Guaranteed Delivery, the “Tender Offer Documents”). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

Set forth in the table below is the applicable Total Consideration (as defined in the Offer to Purchase) for each series of Notes, as calculated at 2:00 p.m. (Eastern time) today, October 8, 2021, in accordance with the Offer to Purchase.

Acceptance Priority Level(1)	Title of Security	Issuer	CUSIP/ISIN	Par Call Date(2)	Maturity Date	Principal Amount Outstanding (millions)	Reference U.S. Treasury Security(3)	Reference U.S. Treasury Yield	Fixed Spread (basis points) (3)	Total Consideration (2)(3)
1	7.250% Senior Debentures Due 2097	Noble Energy, Inc.	655044AS4/ US655044AS49	NA	August 1, 2097	$84	2.375% due 5/15/2051	2.151%	170	$1,833.56
2	5.250% Notes due 2043	Chevron U.S.A. Inc.	166756AU0/ US166756AU09	May 15, 2043	November 15, 2043	$996	1.750% due 08/15/2041	2.105%	82	$1,370.22
3	5.250% Notes due 2043	Noble Energy, Inc.	655044AG0/ US655044AG01	May 15, 2043	November 15, 2043	$4	1.750% due 08/15/2041	2.105%	82	$1,370.22
4	6.000% Notes due 2041	Chevron U.S.A. Inc.	166756AT3 / US166756AT36	September 1, 2040	March 1, 2041	$839	1.750% due 08/15/2041	2.105%	67	$1,471.53
5	6.000% Notes due 2041	Noble Energy, Inc.	655044AE5 / US655044AE52	September 1, 2040	March 1, 2041	$11	1.750% due 08/15/2041	2.105%	67	$1,471.53
6	5.050% Notes due 2044	Chevron U.S.A. Inc.	166756AV8 / US166756AV81	May 15, 2044	November 15, 2044	$845	1.750% due 08/15/2041	2.105%	85	$1,343.50
7	5.050% Notes due 2044	Noble Energy, Inc.	655044AJ4 / US655044AJ40	May 15, 2044	November 15, 2044	$5	1.750% due 08/15/2041	2.105%	85	$1,343.50
8	4.950% Notes due 2047	Chevron U.S.A. Inc.	166756AW6 / US166756AW64	February 15, 2047	August 15, 2047	$495	2.375% due 5/15/2051	2.151%	75	$1,365.85
9	4.950% Notes due 2047	Noble Energy, Inc.	655044AN5 / US655044AN51	February 15, 2047	August 15, 2047	$5	2.375% due 5/15/2051	2.151%	75	$1,365.85
10	7.840% Medium-Term Notes, Series 1992 due 2033	Texaco Capital Inc.	88168LCV6 / US88168LCV62	NA	February 15, 2033	$10	1.250% due 8/15/2031	1.598%	93	$1,521.00
11	8.000% Debentures due 2032	Texaco Capital Inc.	881685BB6 / US881685BB68	NA	August 1, 2032	$75	1.250% due 8/15/2031	1.598%	90	$1,518.05
12	2.978% Notes Due 2040	Chevron Corporation	166764BZ2 / US166764BZ29	November 11, 2039	May 11, 2040	$500	1.750% due 08/15/2041	2.105%	60	$1,038.82
13	8.625% Debentures due 2032	Texaco Capital Inc.	881685AY7 / US881685AY70	NA	April 1, 2032	$147	1.250% due 8/15/2031	1.598%	90	$1,561.36
14	8.625% Debentures due 2031	Texaco Capital Inc.	881685AX9 / US881685AX97	NA	November 15, 2031	$108	1.250% due 8/15/2031	1.598%	85	$1,549.33
15	4.200% Notes due 2049	Chevron U.S.A. Inc.	166756AX4 / US166756AX48	April 15, 2049	October 15, 2049	$474	2.375% due 5/15/2051	2.151%	75	$1,245.02
16	4.200% Notes due 2049	Noble Energy, Inc.	655044AR6 / US655044AR65	April 15, 2049	October 15, 2049	$26	2.375% due 5/15/2051	2.151%	75	$1,245.02
17	7.250% Notes due 2023	Chevron U.S.A. Inc.	166756AM8 / US166756AM82	NA	October 15, 2023	$90	0.250% due 09/30/2023	0.320%	18	$1,134.72
18	7.250% Notes due 2023	Noble Energy, Inc.	654894AE4 / US654894AE49	NA	October 15, 2023	$10	0.250% due 09/30/2023	0.320%	18	$1,134.72
19	3.191% Notes Due 2023	Chevron Corporation	166764AH3 / US166764AH30	March 24, 2023	June 24, 2023	$2,250	0.250% due 09/30/2023	0.320%	-2	$1,041.80
20	2.566% Notes Due 2023	Chevron Corporation	166764BK5 / US166764BK59	March 16, 2023	May 16, 2023	$750	0.250% due 09/30/2023	0.320%	-2	$1,032.26
21	3.900% Notes due 2024	Chevron U.S.A. Inc.	166756AP1 / US166756AP14	August 15, 2024	November 15, 2024	$625	0.375% due 09/15/2024	0.577%	5	$1,092.04
22	3.900% Notes due 2024	Noble Energy, Inc.	655044AH8 / US655044AH83	August 15, 2024	November 15, 2024	$25	0.375% due 09/15/2024	0.577%	5	$1,092.04
23	2.895% Notes Due 2024	Chevron Corporation	166764BT6 / US166764BT68	January 3, 2024	March 3, 2024	$1,000	0.375% due 09/15/2024	0.577%	-8	$1,053.00

(1)

Subject to the satisfaction or waiver of the conditions of the Offers described in the Offer to Purchase, if the Maximum Purchase Condition (as defined below) is not satisfied with respect to every series of Notes, Chevron will accept Notes for purchase in the order of their respective Acceptance Priority Level specified in the table above (with 1 being the highest Acceptance Priority Level and 23 being the lowest Acceptance Priority Level). It is possible that a series of Notes with a particular Acceptance Priority Level will not be accepted for purchase even if one or more series with a higher or lower Acceptance Priority Level are accepted for purchase.

(2)	For each series of Notes in respect of which a par call date is indicated, the calculation of the applicable Total Consideration has been performed taking into account such par call date.
(3)

The Total Consideration for each series of Notes (such consideration, the “Total Consideration”) payable per each $1,000 principal amount of such series of Notes validly tendered for purchase has been based on the fixed spread specified in the table above (the “Fixed Spread”) for such series of Notes, plus the yield of the specified Reference U.S. Treasury Security for that series as quoted on the Bloomberg reference page “FIT1” as of 2:00 p.m. (Eastern time) on October 8, 2021. See “Description of the Offers—Determination of the Total Consideration.” The Total Consideration does not include the applicable Accrued Coupon Payment as defined below), which will be payable in cash in addition to the applicable Total Consideration.

The Offers will each expire at 5:00 p.m. (Eastern time) on October 8, 2021, unless extended or earlier terminated (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Expiration Date”). Notes may be validly withdrawn at any time at or prior to 5:00 p.m. (Eastern time) on the Expiration Date, unless extended, but not thereafter, unless extended by Chevron.

For Holders who deliver a Notice of Guaranteed Delivery and all other required documentation at or prior to the Expiration Date, upon the terms and subject to the conditions set forth in the Tender Offer Documents, the deadline to validly tender Notes using the Guaranteed Delivery Procedures will be the second business day after the Expiration Date and is expected to be 5:00 p.m. (Eastern time) on October 13, 2021 (the “Guaranteed Delivery Date”).

The Initial Settlement Date will be the first business day after the Expiration Date and is expected to be October 12, 2021. The Guaranteed Delivery Settlement Date will be the first business day after the Guaranteed Delivery Date and is expected to be October 14, 2021. Each of the Initial Settlement Date and the Guaranteed Delivery Settlement Date is herein referred to as a “Settlement Date.”

Upon the terms and subject to the conditions set forth in the Offer to Purchase, Holders whose Notes are accepted for purchase in the Offers will receive the applicable Total Consideration for each $1,000 principal amount of such Notes in cash on the applicable Settlement Date.

In addition to the applicable Total Consideration, Holders whose Notes are accepted for purchase will receive a cash payment equal to the accrued and unpaid interest on such Notes from and including the immediately preceding interest payment date for such Notes to, but excluding, the Initial Settlement Date (the “Accrued Coupon Payment”). Interest will cease to accrue on the Initial Settlement Date for all Notes accepted in the Offers and Holders whose Notes are tendered pursuant to the Guaranteed Delivery Procedures and are accepted for purchase will not receive payment of any interest for the period from and including the Initial Settlement Date.

GENERAL

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to sell any Notes or any other securities of the Company or any of its subsidiaries. The Offers are being made solely pursuant to the Offer to Purchase. The Offers are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to have been made on behalf of the Company by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

No action has been or will be taken in any jurisdiction that would permit the possession, circulation or distribution of either this announcement, the Offer to Purchase or any material relating to us or the Notes in any jurisdiction where action for that purpose is required. Accordingly, neither this announcement, the Offer to Purchase nor any other offering material or advertisements in connection with the Offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to achieving a more prosperous and sustainable world. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. To advance a lower carbon future, we are focused on lowering the carbon intensity in our operations and growing our lower carbon businesses. More information about Chevron is available at www.chevron.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION

This news release contains forward-looking statements that are based on management’s current expectations, estimates and projections. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions are intended to identify such forward-looking statements. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, Chevron undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Among the important factors that could cause actual results and future prospects or that could cause events or circumstances to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for our products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries (OPEC) and other producing countries; public health crises, such as pandemics) and epidemics, and any related government policies and actions; changing economic, regulatory and political environments in the various countries in which we operate; general domestic and international economic and political conditions; changing refining, marketing and chemicals margins; our ability to realize anticipated cost savings, expenditure reductions and efficiencies associated with enterprise transformation initiatives; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; technological developments; the results of operations and financial condition of our suppliers, vendors, partners and equity affiliates; the inability or failure of our joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of our operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond our control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures to limit or reduce greenhouse gas emissions; the potential liability resulting from pending or future litigation; our future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; material reductions in corporate liquidity and access to debt markets; the receipt of required Board authorizations to pay future dividends; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; our ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 18 through 23 of the company’s 2020 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission.

Contact: Sean Comey +1 925 842 5509